NEWS RELEASE	EXHIBIT 99.1
Castle Dental Centers
3701 Kirby Drive, Suite 550
Houston, TX 77098
(713) 490-8400
(OTC Bulletin Board: CASL.OB)

For information contact:
John M. Slack	Joseph P. Keane
Interim Chief Executive Officer	Chief Financial Officer
(713) 490-8603	(713) 490-8602

CASTLE DENTAL REPORTS SECOND QUARTER RESULTS

HOUSTON, August 14, 2003—Castle Dental Centers, Inc. (OTC Bulletin Board: CASL.OB) today reported that it had net income of $21.5 million, $0.15 per share, for the three months ended June 30, 2003, including a gain of $21.8 million on early extinguishment of debt related to the financial restructuring completed in May. Excluding the gain on extinguishment of debt and related restructuring costs, the Company earned $424,000 on patient revenues of $24.1 million in the second quarter of 2003, compared to a loss of $0.7 million on patient revenues of $25.1 million in the second quarter of 2002. The decline in revenues resulted primarily from the closing of eight dental centers in the past year. Revenues from existing dental centers were flat to last year.

For the six months ended June 30, 2003, Castle Dental reported net income of $22.0 million, $0.20 per share, including the gain on early extinguishment of debt, compared to a loss of $39.8 million, $6.21 per share, in the first six months of 2002. The loss in 2002 included a $37.0 million charge related to goodwill impairment resulting from the adoption of Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets”. Excluding these unusual charges and restructuring costs, the Company earned $1.0 million in the first six months of 2003 compared to a loss of $1.7 million in the prior year period. Patient revenues of $48.5 million were $2.1 million, or 4.1% lower than patient revenues in the first six months of 2002. The lower revenues resulted from the closing of eight dental centers as same store revenues increased by 0.7%.

Excluding unusual charges, restructuring costs and severance costs primarily associated with the previously announced resignation of the Company’s president in June, earnings before interest, taxes, depreciation and amortization (EBITDA) was $2.2 million for the quarter ended June 30, 2003, a 38% increase from EBITDA of $1.6 million in the second quarter of 2002. For the six months ended June 30, 2003, EBITDA was $5.1 million, 53% higher than EBITDA of $3.2 million for the comparable period of 2002.

During the second quarter 2003, the Company also completed the previously announced recapitalization and debt restructuring. This included the sale of $12.4 million in preferred stock and subordinated notes and the restructuring of the Company’s senior credit facility, resulting in a significant reduction in outstanding debt. At June 30, 2003, total debt outstanding was $20.2 million compared to $51.4 million at December 31, 2002.

Net income and loss excluding unusual charges and restructuring costs and other charges and EBITDA are non-generally accepted accounting principle (“GAAP”) financial measures. Please see the attached table 3 for a reconciliation of the most comparable GAAP measure to the non-GAAP measures presented in this press release.

Castle Dental Centers, Inc. develops, manages and operates integrated dental networks through contractual affiliations with general, orthodontic and multi-specialty dental practices in the U.S. Castle manages 75 dental centers with approximately 160 affiliated dentists in Texas, Florida, Tennessee and California with annual patient revenues of approximately $100 million.

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties and assumptions. Among the key factors that may have a direct bearing on the Company are fluctuations in the economy, the degree and nature of competitions and the demand for the Company’s services, changes in laws and regulations affecting the Company’s business, the Company’s inability at any time to complete acquisitions and integrate the operations of acquired businesses, and numerous other factors discussed in Castle Dental’s filings with the Securities and Exchange Commission.

Tables to follow…

Castle Dental Centers, Inc.

Table 1.

CASTLE DENTAL CENTERS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2002	2003	2002	2003
Net patient revenues	$25,146	$24,065	$50,634	$48,539
Expenses:
Dentist salaries and other professional costs	7,327	7,059	14,576	14,092
Clinical salaries	5,512	4,653	11,167	9,162
Dental supplies and laboratory fees	2,960	2,575	5,961	5,159
Rental and lease expense	1,540	1,450	3,062	2,892
Advertising and marketing	460	751	1,300	1,428
Depreciation and amortization	903	766	1,818	1,630
Other operating expenses	2,029	1,723	3,984	3,449
Bad debt expense	1,106	1,276	1,883	2,605
General and administrative	2,585	2,806	5,356	5,117
Restructuring costs and other charges	658	684	1,184	835
Asset impairment	—	—	104	—

Total expenses	25,080	23,743	50,395	46,369

Operating income	66	322	239	2,170
Interest expense	1,645	829	3,273	1,923
Other (income) expense	(180)	36	(193)	45
Gain on early extinguishment of debt	—	(21,787)	—	(21,787)

Income (loss) before income taxes and cumulative effect of change in accounting principle	(1,399)	21,244	(2,841)	21,989
Income taxes	—	(283)	—	—

Income (loss) before cumulative effect of change in accounting principle	(1,399)	21,527	(2,841)	21,989
Cumulative effect of change in accounting principle	—	—	(37,000)	—

Net income (loss)	$(1,399)	$21,527	$(39,841)	$21,989

Income (loss) per common share:
Income (loss) before cumulative effect of change in accounting principle	$(0.22)	$0.15	$(0.44)	$0.20
Cumulative effect of change in accounting principle	—	—	(5.77)	—

Net income (loss)	$(0.22)	$0.15	$(6.21)	$0.20

Weighted average number of common and common equivalent shares outstanding
Basic	6,417	143,023	6,417	110,599

Diluted	6,417	145,460	6,417	111,765

Castle Dental Centers, Inc.

Table 2.

CASTLE DENTAL CENTERS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share data)

	December 31, 2002	June 30, 2003
ASSETS
Current assets:
Cash and cash equivalents	$1,522	$1,172
Patient receivables, net	6,362	5,849
Unbilled patient receivables, net	2,650	2,503
Prepaid expenses and other current assets	1,438	1,219

Total current assets	11,972	10,743

Property and equipment, net	11,273	9,918
Intangibles, net	14,900	14,864
Other assets	2,811	1,935

Total assets	$40,956	$37,460

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$—	$287
Current portion of long-term debt	2,276	1,372
Accounts payable trade	2,937	2,674
Accrued liabilities	8,499	8,491

Total current liabilities	13,712	12,824

Long-term debt, net of current portion	47,219	18,504
Other long-term liability	1,935	19
Commitments and contingencies
Stockholders’ equity:
Preferred Stock, $.000001 par value, 1,000,000 shares authorized, 211,282 shares Series A-1 issued and outstanding at December 31, 2002 and June 30, 2003, and 76,310 shares Series B issued and outstanding at June 30, 2003	—	—
Common stock, $.000001 par value (.001 for December 31, 2002), 250,000,000 shares authorized, 6,327,206 shares issued and outstanding	6	—
Additional paid-in capital	46,575	52,615
Accumulated deficit	(68,491)	(46,502)

Total stockholders’ equity	(21,910)	6,113

Total liabilities and stockholders’ equity	$40,956	$37,460

Castle Dental Centers, Inc.

Table 3.

CASTLE DENTAL CENTERS, INC.

RECONCILIATION OF HISTORICAL GAAP MEASURES TO NON-GAAP MEASURES (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended, June 30,		Six Months Ended, June 30,
	2002	2003	2002	2003
Reconciliation of net income (loss) before unusual charges and restructuring costs and other charges:
Net income (loss), as reported	$(1,399)	$21,527	—	$21,989
Restructuring costs and other charges	658	684	1,184	835
Unusual charges:
Gain on early extinguishment of debt	—	(21,787)	—	(21,787)
Cumulative effect of change in accounting principle	—	—	37,000	—

Net income (loss) before unusual charges and restructuring costs and other charges	$(741)	$424	$(1,657)	$1,037

Reconciliation of EBITDA
Operating income, as reported	$66	$322	$239	$2,170
Restructuring costs and other charges	658	684	1,184	835
Depreciation and amortization	903	766	1,818	1,630
Severance costs	—	473	—	473

EBITDA—excluding severance costs, unusual charges and restructuring costs and other charges	$1,627	$2,245	$3,241	$5,108